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                                                                 EXHIBIT 10.8(b)

                            EQUIPMENT PROMISSORY NOTE

$_______________                                        Dated as of ______, 2005
                                                              Scottsdale Arizona


      KONA GRILL      , INC., a Delaware corporation ("Borrower"), for value
received, hereby promises to pay to GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("GE"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before _______________, 2012 (the "Maturity Date"), as herein provided, the principal sum of $_______________, and to pay interest on the unpaid principal amount of this Note from the date hereof to the Maturity Date at the _____ rate of _________% per annum on the basis of a 360-day year consisting of twelve consecutive 30-day months, such principal and interest to be paid in immediately available funds and in lawful money of the United States. Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in that certain Loan and Security Agreement dated as of _________________ between Borrower and GE, as such agreement may be amended, restated and/or supplemented from time to time (the "Loan Agreement").

      Interest on the principal amount of this Note for the period commencing with the date such principal amount is advanced by GE through the last day in the month in which this Note is dated shall be due and payable upon delivery of this Note. Thereafter, principal and interest shall be payable in consecutive monthly installments of $____________ commencing on ______________ 1, 2005, and continuing on the first day of each month thereafter until the Maturity Date, at which time the outstanding principal and unpaid accrued interest shall be due and payable.

      Borrower may prepay this Note in full, but not in part (except as otherwise set forth below), including all accrued but unpaid interest hereunder and all sums advanced by GE pursuant to the Loan Documents and any Other Agreements, provided that (i) no Event of Default has occurred under any of the Loan Documents or any Other Agreements, (ii) any such prepayment shall only be made on a regularly scheduled payment date upon not less than 30 days prior written notice from Borrower to GE, and (iii) except as otherwise set forth herein, any such prepayment shall be made together with payment of an amount equal to the sum of:

            (a) a prepayment fee equal to 1% of the amount prepaid; and

            (b) a prepayment premium equal to the positive difference (if any) between (i) the present value of the stream of monthly principal and interest payments due under the Note from the date of such prepayment through the scheduled Maturity Date (the "Remaining Scheduled Term"), calculated using the interpolated yield, at the time of such prepayment, of the two U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15[519] http://www.federalreserve.gov/releases/H15/) whose terms most closely match the Remaining Scheduled Term, and (ii) the present value of the stream of monthly principal and interest payments due under this Note from the date of such prepayment through the scheduled Maturity Date, calculated using the interpolated yield, as of the Closing Date, of the two U.S. Dollar Interest Rate Swaps whose terms most closely match the originally scheduled term of this Note.

      The foregoing prepayment fee and prepayment premium, as applicable, shall be due and payable regardless of whether such prepayment is the result of a voluntary prepayment by Borrower or as a result of GE declaring the unpaid principal balance of this Note, accrued interest and all other sums due under this Note, the other Loan Documents and any Other Agreements, due and payable as contemplated below.


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      Upon execution of this Note, Borrower shall authorize GE to establish arrangements whereby all payments of principal and interest hereunder are transferred by Automated Clearing House Debit initiated by GE directly from an account at a U.S. bank in the name of Borrower to such account as GE may designate or as GE may otherwise designate. Each payment of principal and interest hereunder shall be applied first toward any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder after an Event of Default has occurred shall be applied as GE in its sole discretion may determine.

      This Note is secured by the Loan Agreement and the other Loan Documents. Upon the occurrence of an Event of Default, GE may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note and any Loan Documents or Other Agreements due and payable at once without notice to Borrower. All past-due principal and/or interest shall bear interest from the due date to the date of actual payment at a rate (the "Default Rate") equal to at the lesser of (i) the highest rate for which the undersigned may legally contract or (ii) the rate of 14% per annum, and such Default Rate shall continue to apply following a judgment in favor of GE under this Note. If Borrower fails to make any payment or installment due under this Note within five days of its due date, Borrower shall pay to GE, in addition to any other sum due GE under this Note or any other Loan Document, a late charge equal to 5% of such past-due payment or installment (the "Late Charge"), which Late Charge is a reasonable estimate of the loss that may be sustained by GE due to the failure of Borrower to make timely payments. All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by GE is not less than that required by this Note.

      No delay or omission on the part of GE in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, notice of intent to accelerate, notice of acceleration and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be given in accordance with the notice provisions in the Loan Agreement. Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Borrower shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of GE (including those fees and expenses incurred in connection with any appeal) and court costs whether or not a judicial action is commenced by GE. This Note may not be amended or modified except by a written agreement duly executed by the party against whom enforcement of this Note is sought. In the event that any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein. Time is of the essence in the performance of each and every obligation under this Note.

      Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Borrower to GE under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to GE shall not be required to the extent that receipt of any such payment by GE would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by GE. The portion of any such payment received by GE that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then


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such excess portion shall be refunded to Borrower. All interest paid or agreed to be paid to GE shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

      This obligation shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to GE and its successors and assigns.


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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first set forth above.

                                      BORROWER:

                                      KONA GRILL _______, INC.,
                                      a Delaware corporation

                                      By   /s/ James Spiel
                                         ---------------------------------------
                                      Printed Name:  James Spiel
                                      Its:  Secretary


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